UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 7, 2011 (June 30, 2011)

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23039	14-1623047
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Teda Building
87 Wing Lok Street, Sheungwan, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-2543-2290
(Registrant's Telephone Number, Including Area Code)

_____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

China Precision Steel, Inc. (the “Company”) held its 2011 Annual Stockholders’ Meeting on Thursday, June 30, 2011. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on June 9, 2011 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement").

The Company’s Stockholders considered four proposals, each of which is described in the Proxy Statement.  A total of 23,489,639 shares were represented in person or by proxy, or 50.4% of the total shares outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Stockholders elected Hai Sheng Chen, Tung Kuen Tsui, David Peter Wong and Che Kin Lui to serve as Directors, but the Stockholders chose not to elect Wo Hing Li as a Director as follows:

Director	For	Against
Wo Hing Li	7,251,842	16,269,898
Hai Sheng Chen	23,412,043	109,697
Tung Kuen Tsui	23,410,960	110,780
David Peter Wong	23,407,698	114,042
Che Kin Lui	23,412,449	109,291

Proposal 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Stockholders approved ratification of the appointment of Moore Stephens as the Company’s independent public accounting firm for the fiscal year ending June 30, 2011.

For	Against	Abstain
23,416,138	63,746	41,856

Proposal 3 – Advisory Vote on Executive Compensation

Stockholders approved the compensation of our named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain
23,066,236	375,820	79,684

Proposal 4 – Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

Stockholders approved having an advisory vote every three years on the compensation of our named executive officers.

Every year	Every two years	Every three years	Abstain
819,797	647,576	21,964,139	90,228

There were no broker non-votes for any of the proposals submitted for Stockholder vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2011	CHINA PRECISION STEEL, INC.

By: /s/ Hai Sheng Chen
Hai Sheng Chen
Chief Executive Officer